UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2006 (February 7, 2006)

PROTECTIVE LIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama  35223

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (205) 268-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On February 7, 2006, Protective Life Insurance Company (“Protective Life”), a wholly-owned subsidiary of Protective Life Corporation (“PLC”), entered into a Stock Purchase Agreement (the ”Agreement”) with JPMorgan Chase & Co. (“JPMC”) and two wholly-owned subsidiaries of JPMC, Banc One Insurance Holdings, Inc. and CBD Holdings Ltd. (collectively, the “Sellers”).  Pursuant to the Agreement, Protective Life has agreed to acquire from the Sellers nine direct and indirect subsidiaries of the Sellers, including five insurance companies (the “Acquired Companies”).

On February 7, 2006, PLC executed a Guarantee (the “Guarantee”) in favor of JPMC and the Sellers by which PLC has unconditionally guaranteed the performance of Protective Life’s obligations under the Agreement, related documents and the related transactions contemplated by the Agreement.

The aggregate purchase price for the Acquired Companies is approximately $1.2 billion and will be reduced by dividends paid to the Sellers by the Acquired Companies on or prior to the closing date.  The purchase price is subject to adjustments.

The availability of financing to Protective Life is not a condition to closing.  Protective Life expects to enter into a series of reinsurance agreements with third parties for the variable annuity business of the Acquired Companies and approximately one-half of the value of the remaining business.  The ceding commissions from those reinsurance transactions and any dividends that may be paid by the Acquired Companies to the Sellers prior to the closing will reduce Protective Life’s obligation.  Protective Life estimates that its investment will be approximately $460 million, after giving effect to the reinsurance transactions and pre-closing dividends.  Protective Life expects to obtain the additional funds to complete the transaction through a combination of sources, which may include internal excess capital, capital contributions from proceeds of offerings of securities by PLC in the public or private capital markets, and funds made available by PLC from its existing credit facilities.  In addition, PLC has obtained a commitment for a $750 million bridge financing facility from a third party.  PLC does not expect it will be necessary to use the bridge financing facility.

The Agreement contains representations and warranties made by the Sellers with regard to the contemplated transactions and the business and properties of the Acquired Companies and by Protective Life with regard to the contemplated transactions.  The representations and warranties concerning the Acquired Companies include, among others, representations with respect to financial statements, taxes, compliance with applicable laws, including insurance regulatory requirements, properties and litigation.

The Agreement contains customary covenants concerning the operation of the Acquired Companies in the ordinary course of business pending closing and providing for mutual rights of access to information and cooperation among the parties.

The closing of the transactions contemplated by the Agreement is to occur on the first business day after the last calendar day of the month in which the last of the conditions to closing are satisfied or waived.  Protective Life also has the right to delay closing for one month.

If Protective Life exercises this right to delay the Sellers may elect between two alternative methods of calculating the purchase price, which is intended to compensate them for the delay.  In addition, if the insurance regulatory approvals that are conditions to closing have not been received by July 7, 2006, under certain circumstances, the Sellers would be entitled to receive interest payments.

The closing of the transactions contemplated by the Agreement is conditioned on, among other things, the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of approvals from certain insurance regulatory authorities and that the Acquired Companies shall not have experienced a material adverse change.  PLC expects that the closing will occur in the third quarter of 2006.

The foregoing descriptions of the Agreement and Guarantee are not complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibit 2.1 and Exhibit 10.1 hereto and are incorporated herein by reference.

The Agreement contains representations and warranties that the parties made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified in information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.  These disclosure schedules contain information that may constitute material non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in PLC’s public disclosures.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures made above in this report under Item 1.01 with respect to the Guarantee are incorporated by reference herein as the disclosure required by this Item 2.03.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” which express expectations of future events.  All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and PLC cannot give assurance that such statements will prove to be correct.  The factors which could affect the future events include, but are not limited to:  general economic conditions and the following known trends and uncertainties; Protective Life may be unable to complete the acquisition or completion of the acquisition may be more costly or take longer than expected or may have a different financing structure than currently contemplated; and Protective Life may be unable to obtain the regulatory approvals required to complete the acquisition.  Please refer to Exhibit 99 of PLC’s most recent Form 10-K/10-Q for more information about these factors and others which could affect future events.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
2.01	Stock Purchase Agreement Among Banc One Insurance Holdings, Inc., CBD Holdings Ltd., JPMorgan Chase & Co. and Protective Life Insurance Company dated as of February 7, 2006.

10.01	Guarantee of Protective Life Corporation dated February 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

PROTECTIVE LIFE CORPORATION

	By:	/s/ Steven G. Walker
	Name:	Steven G. Walker
	Title:	Senior Vice President, Controller
and Chief Accounting Officer